UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2010

PennyMac Mortgage Investment Trust
 (Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

27001 Agoura Road, Calabasas, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On February 16, 2010, Michael L. Muir, 44, announced that he will resign from his current position as Chief Investment Officer of PennyMac Mortgage Investment Trust (the “Company”), effective March 2, 2010.

Also on February 16, 2010, the Company appointed Vandad Fartaj, 35, as its new Chief Investment Officer, effective March 3, 2010. In this role, Mr. Fartaj will be responsible for all capital markets activities, including asset valuation, trading, hedging and research.  Mr. Fartaj has also been appointed as Chief Capital Markets Officer of Private National Mortgage Acceptance Company, LLC (“PNMAC”) and its wholly-owned subsidiary, PNMAC Capital Management, LLC (“PCM”), the Company’s investment manager.  Mr. Fartaj has served as Managing Director, Capital Markets at PNMAC and PCM since April 2008. Prior to joining PNMAC, from November 1999 to April 2008, Mr. Fartaj held a number of positions at Countrywide Securities Corporation, a broker-dealer, including Vice President, Whole Loan Trading.  Mr. Fartaj has substantial experience in mortgage banking, including whole loan trading and managing interest rate and credit risk.  In connection with this appointment, the Company will enter into an indemnification agreement with Mr. Fartaj in the same form that the Company has entered into with its other executive officers and its trustees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: February 22, 2010	By:	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer